Exhibit 10.47

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (together with any amendments or other modifications and all exhibits and other attachments to it, this “Agreement”) by and between Franklin Financial Network, Inc., a Tennessee corporation (“FFN”) and Franklin Synergy Bank, a Tennessee banking corporation (“FSB”) (herein FFN and FSB shall be collectively referred to as “EMPLOYER”), and Lee M. Moss (“EXECUTIVE”), is dated as of August 28, 2019 (the “Effective Date”).

EMPLOYER and EXECUTIVE, in consideration of the mutual promises set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), hereby agree as follows:

1.Employment. FFN hereby employs EXECUTIVE as its President and EXECUTIVE shall perform the duties of such position as reasonably requested from time to time by FFN’s Board of Directors. Additionally, FSB employs EXECUTIVE as its President, and EXECUTIVE shall perform such duties of such position as reasonably requested from time to time by FSB’s Board of Directors. EXECUTIVE’s principal office currently will be located in Murfreesboro, Tennessee, subject to such travel as may be reasonably required from time to time to perform EXECUTIVE’s duties. EXECUTIVE shall devote substantially all of his business time, energy, and attention to the business of EMPLOYER during his employment pursuant to this Agreement. Other than as provided herein, EXECUTIVE shall not, during his employment pursuant to this Agreement, engage in any other business activity or occupation for gain, profit, or other pecuniary advantage without the prior written consent of EMPLOYER; provided, however, that such prohibition does not prohibit EXECUTIVE from investing or trading for his own benefit in stocks, bonds, real estate, securities or other forms of investment. Except as expressly provided herein, EXECUTIVE is an employee at will.
2.Term. The initial term of this Agreement shall commence on the Effective Date and, unless this Agreement is earlier terminated in accordance with its terms, shall end on the date which is the third anniversary of the Effective Date. At the end of this initial term (and the end of any one-year renewal term(s) herein provided for), this Agreement will automatically renew for an additional, successive term of one year, unless EMPLOYER or EXECUTIVE gives the other party written notice of such party’s election to terminate this Agreement as of the end of the initial term (or then-current renewal term) at least 150 days prior to the end of the initial term (or then-current renewal term).
3.Compensation.
(a)For all of the services rendered to EMPLOYER by EXECUTIVE in any capacity pursuant to this Agreement:
(i)EMPLOYER shall pay to EXECUTIVE a gross salary at the rate of $329,040 per year, payable in accordance with EMPLOYER’s payroll practices (“Base Salary”); and
(ii)EXECUTIVE is eligible to participate in any employee benefit plans maintained by EMPLOYER and available to other similarly situated employees of EMPLOYER, including insurance benefits.
(b)EMPLOYER will review EXECUTIVE’s Base Salary annually in the normal administration of its compensation program for other executives similarly situated in order to determine whether any adjustment is appropriate; provided that in no event shall EXECUTIVE’s Base Salary be reduced to less than $329,040.00 per year. Any such adjustment shall be in the sole discretion of the EMPLOYER and is not guaranteed.
(c)EXECUTIVE agrees that the Base Salary and the fringe benefits specifically provided for under this Agreement or offered to EMPLOYER’S employees generally or to similarly situated employees (the “Fringe Benefits”) are the only compensation to which EXECUTIVE is entitled for his services as an employee of EMPLOYER.
(d)EXECUTIVE shall be eligible, but not entitled, to receive discretionary annual cash or other incentive payments and restricted stock, stock options, and/or other equity-based awards as authorized by the Board of Directors and the Compensation Committee of the Board of Directors. EXECUTIVE shall also be eligible, but not entitled, to participate in such equity compensation plans as may be approved by the Board of Directors and/or shareholders of EMPLOYER and on such terms as may be authorized by the Board of Directors and/or shareholders, as applicable, in its or their discretion.
(i)Timing of Bonus Payment. EXECUTIVE’s bonus, if any, shall be paid to him after the end of the fiscal year to which it relates, at the time and under the same conditions as other executives of EMPLOYER; provided that any such bonus must be paid to EXECUTIVE not later than April 30 of the year immediately following the fiscal year to which it relates.
(e)EMPLOYER shall reimburse EXECUTIVE for reasonable expenses incurred in the performance of services related to EMPLOYER’s business, subject to EMPLOYER’s expense reimbursement policies.
(f)EXECUTIVE shall be entitled to receive actual mileage reimbursement for use of EXECUTIVE’S automobile pursuant to the policies of EMPLOYER, as such exist from time to time.
(g)EXECUTIVE shall be entitled to discretionary paid time off for similarly situated employees.

4.Termination.
(a)EXECUTIVE’s employment under this Agreement may be terminated as follows:
(i)By EXECUTIVE: EXECUTIVE may terminate his employment pursuant to this Agreement either: (a) for Good Reason (as defined below) or (b) at any time and for any reason other than Good Reason upon thirty (30) days’ written notice to EMPLOYER.
(ii)By EMPLOYER: EMPLOYER may terminate EXECUTIVE’s employment pursuant to this Agreement either: (a) upon thirty (30) days’ written notice to EXECUTIVE for any reason or for no reason, (b) at any time for Cause (as defined below), or (c) upon thirty (30) days’ written notice to EXECUTIVE in the event of EXECUTIVE’s Disability as defined below.
(iii)DEATH: EXECUTIVE’s employment pursuant to this Agreement will automatically terminate upon EXECUTIVE’s death.

For purposes of clarity, a termination of EXECUTIVE’s employment pursuant to this Agreement as a result of EXECUTIVE’s Disability or EXECUTIVE’s death shall not be deemed a termination without Cause.
(b)“Good Reason” means the satisfaction of all of the following provisions:
(i)Without EXECUTIVE’s prior written consent, one or more of the following occurs: (1) a material breach by EMPLOYER of this Agreement; (2) a decrease (or series of decreases, whether or not related, in the aggregate) in EXECUTIVE’s Base Salary in an amount greater than 10% unless such decrease(s) is/are part of a program affecting all similarly situated employees of EMPLOYER; (3) EMPLOYER’s ceasing to provide EXECUTIVE benefits available to other similarly situated employees of EMPLOYER; (4) EMPLOYER requires EXECUTIVE to relocate EXECUTIVE’s principal place of employment to a location greater than 30 miles from the then existing city limits of Murfreesboro, Tennessee unless such relocation is to EMPLOYER’s principal place of business at 722 Columbia Avenue, Franklin, Tennessee; or (5) EMPLOYER reduces the EXECUTIVE’s authority, duties or responsibilities of employment to that of a non-executive, non-management level employee (for the purpose of clarity, a change in title or a change in supervisor or reporting authority does not constitute for “Good Reason”).
(ii)EXECUTIVE gives written notice to EMPLOYER within thirty (30) days of the occurrence of any of the event(s) listed in Section (4)(b)(i) and EMPLOYER does not cure the issue within thirty (30) days subsequent to its receipt of EXECUTIVE’s written notice.
(iii)EXECUTIVE terminates his employment pursuant to this Agreement within thirty (30) days of the expiration of EMPLOYER’s time to cure.
(c)“Cause” means the occurrence of one or more of the following:
(i)A breach of this Agreement by EXECUTIVE which, if curable, continues after written notice by EMPLOYER to EXECUTIVE of the breach and a thirty (30) day opportunity for EXECUTIVE to cure said breach;
(ii)Failure by the EXECUTIVE to adhere to any established, written EMPLOYER policy that is applicable to EXECUTIVE after written notice by EMPLOYER to EXECUTIVE of such failure and a thirty (30) day opportunity for EXECUTIVE to cure;
(iii)EXECUTIVE’s excessive absenteeism, other than for illness or with the consent of the Board of Directors, that continues after written notice by EMPLOYER to EXECUTIVE and a thirty (30) day opportunity for EXECUTIVE to cure;
(iv)EXECUTIVE’s repeated failure or refusal to perform his employment duties as reasonably and lawfully directed by EMPLOYER which continues after written notice by EMPLOYER to EXECUTIVE and a thirty (30) day opportunity for EXECUTIVE to cure;
(v)EXECUTIVE’s commission of an act of material dishonesty in connection with EXECUTIVE’s responsibilities as an employee of Employer;

(vi)EXECUTIVE’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or crime of moral turpitude; or
(vii)EXECUTIVE’s gross misconduct or gross neglect of EXECUTIVE’s duties, which misconduct or neglect is materially injurious to the EMPLOYER.
No termination of EXECUTIVE’s employment shall be considered for Cause unless and until EMPLOYER delivers to EXECUTIVE a certified copy of a resolution duly adopted by the affirmative vote of the majority of the members of the Board of Directors of EMPLOYER (after reasonable written notice is provided to EXECUTIVE and EXECUTIVE is given an opportunity, together with counsel, to be heard before the Board of Directors) finding that EXECUTIVE has engaged in conduct, and that there exists Cause to terminate EXECUTIVE’s employment, in each case as described in any of (i)-(viii) above.
(d)“Disability” means EXECUTIVE’s physical or mental impairment (whether arising from illness, accident, or otherwise) that both:
(i)Substantially limits, even with EMPLOYER’s reasonable accommodation, EXECUTIVE’s ability to perform the essential functions of his position on a full-time basis, and
(ii)At the time the determination is made, is expected to last for a continuous period of at least six calendar months or an aggregate of six calendar months during any continuous twelve calendar month period.
5.Termination Payments.
(a)If EXECUTIVE’s employment pursuant to this Agreement is terminated:
(i)By EMPLOYER without Cause, or by EXECUTIVE for Good Reason, then (1) EMPLOYER shall pay EXECUTIVE (or, in the event of EXECUTIVE’s death, EXECUTIVE’s estate, heirs, or designated beneficiaries, as the case may be) [a] his Base Salary through the date of termination, [b] a sum equal to two times his then-current Base Salary paid out in twenty-four (24) equal monthly installments, and [c] a sum equal to two times his three-year average annual cash incentive payments, paid out in twenty-four (24) equal monthly installments and (2) all unearned and/or unvested stock options, restricted stock, and other equity awards granted by EMPLOYER to EXECUTIVE shall automatically become earned in full (to the extent not already earned) and/or shall automatically vest in full (to the extent not already vested), in each case as of the date of termination of EXECUTIVE’s employment, notwithstanding any earning and/or vesting metrics, schedules, or provisions in any other agreement or plan evidencing, governing, or related to such stock options, restricted stock, or other equity awards.
(1)Any payment to EXECUTIVE (or EXECUTIVE’s estate, heirs, or designated beneficiaries, as the case may be) under this Section shall be contingent upon EXECUTIVE (or EXECUTIVE’s estate, heirs, or designated beneficiaries, as the case may be) and EMPLOYER signing a mutually reasonable separation and release agreement, releasing (to the extent permitted by applicable law): (a) in the case of the EXECUTIVE any and all claims against EMPLOYER and its Board of Directors, parent company, shareholders, owners, officers, directors, employees, agents, successors and assigns, and insurers, and (b) in the case of the EMPLOYER, any and all known claims against EXECUTIVE, which mutual release agreement must be executed within sixty (60) days of the date of termination, otherwise the payment shall not vest and shall be forfeited.
(2)Any payment owed to EXECUTIVE (or EXECUTIVE’s estate, heirs, or designated beneficiaries, as the case may be) under this Section shall commence within thirty (30) days of the expiration of the sixty (60) day period in Section 5(a)(i)(1) if EXECUTIVE (or EXECUTIVE’s estate, heirs, or designated beneficiaries, as the case may be) signed the release provided for in Section 5(a)(i)(1) prior to the expiration of said sixty (60) day period; provided, however, that if such thirty (30) day period begins in one taxable year and ends in the next year, payments shall not in any event commence until January 1 of the second year.
(ii)By EMPLOYER for Cause, or by EXECUTIVE without Good Reason, then EMPLOYER will pay EXECUTIVE his Base Salary through the date of EXECUTIVE’s termination and no other amounts shall be payable.
(iii)By death or Disability, then EMPLOYER will pay EXECUTIVE (or, in the case of EXECUTIVE’s death, EXECUTIVE’s estate, heirs, or designated beneficiaries, as the case may be) his Base Salary through the end of the next pay period following EXECUTIVE’s termination for death or Disability. (For the purpose of clarity termination by death or Disability does not entitle the EXECUTIVE to any payments under Section 5(a)(i).) This Section has no effect on any benefits that may be available to EXECUTIVE under any disability policy that may be offered by EMPLOYER. All unearned and/or unvested stock options, restricted stock, and other equity awards granted by EMPLOYER to EXECUTIVE shall automatically become earned in full (to the extent not already earned) and/or shall automatically vest in full (to the extent not already vested), in each case upon date of EXECUTIVE’s death or separation due to Disability, notwithstanding any earning and/or vesting metrics, schedules, or provisions in any other agreement or plan evidencing, governing, or related to such stock options, restricted stock, or other equity awards.
(b)EXECUTIVE’s accrual of, or participation in plans providing for, Fringe Benefits will cease upon EXECUTIVE’s termination of employment for any reason, and EXECUTIVE will be entitled to vested benefits pursuant to, and only as provided in, such plans or Section 5(a)(i).
(c)Upon EXECUTIVE’s termination or resignation for any reason, EMPLOYER will reimburse any business expenses (as referenced in Section 3(e)) incurred on or before the effective date of such termination or resignation. EXECUTIVE must submit to EMPLOYER any such expense for reimbursement within thirty (30) days of the date of his termination or resignation, and EMPLOYER must pay the reimbursement within thirty (30) days of its receipt of the submittal.
(d)The expiration or termination of the EXECUTIVE’s employment under this Agreement will not terminate or otherwise affect the rights and obligations set forth in Section 9 and its subparts, which will survive expiration or termination as independent obligations.

6. 409A Compliance. This Agreement shall be interpreted, construed, and operated either to be exempt from the provisions of Internal Revenue Code Section 409A (“409A”), as amended or any successor thereto, or, to the extent subject to 409A, to comply with 409A and any regulations and other guidance thereunder. Nothing in this Agreement shall provide a basis for EXECUTIVE to take action against EMPLOYER or any affiliate with respect to matters covered by 409A, and in no event shall the EMPLOYER or any of its affiliates be liable for any tax, interest, or penalties that may be imposed under 409A or any damages for failing to comply with 409A. Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of 409A. References to “termination of employment” and similar terms used in this Agreement are intended to refer to “separation from service” within the meaning of 409A to the extent necessary to comply with 409A. If Executive is a specified employee (as reasonably determined by EMPLOYER in accordance with 409A and Treasury Regulations § 1.409A-3(i)(2)) as of EXECUTIVE’s termination of employment with EMPLOYER, and if any payment, benefit, or entitlement provided for in this Agreement or otherwise both (a) constitutes non-qualified deferred compensation (within the meaning of 409A) and (b) cannot be paid or provided in a manner otherwise provided herein without subjecting EXECUTIVE to additional tax or interest (or both) under 409A, then any such payment, benefit, or entitlement that is payable during the first six (6) months following the termination of employment shall be paid or provided to EXECUTIVE in a lump sum payment to be made on the earlier of (x) EXECUTIVE’s death and (y) the first business day of the seventh month immediately following EXECUTIVE’s termination of employment.
7.Section 280G.
(a)In the event that any payments or benefits provided or to be provided by EMPLOYER or any affiliate of EMPLOYER to EXECUTIVE or for EXECUTIVE’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (or any successor provision thereto) (“280G”) and would, but for this Section 7, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments the parties will, to the extent practicable and reasonable, take such action and execute such documents as may be necessary to ensure that none of the Covered Payments will constitute “parachute payments” within the meaning of 280G, and in the event (but only in the event) it is not practicable and reasonable to take such action and execute such documents or it is not reasonably possible to ensure that none of the Covered Payments will constitute “parachute payments” within the meaning of 280G, then a calculation shall be made comparing (i) the Net Benefit (as defined below) to EXECUTIVE of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to EXECUTIVE if the Covered Payments are reduced to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under clause (i) above is less than the amount calculated under clause (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax. The term “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 7 shall be made in a manner determined by EMPLOYER that is consistent with the requirements of 409A.
(b)All determinations and calculations required under this Section 7, including any determination of whether any payments or benefits constitute “parachute payments,” shall be made by an independent accounting firm or independent tax counsel selected by mutual agreement of EMPLOYER and EXECUTIVE (the “Tax Advisor”), and the determinations and calculations of the Tax Advisor shall be conclusive and binding on EMPLOYER and EXECUTIVE for all purposes. For purposes of making the determinations and calculations required by this Section 7, the Tax Advisor may rely on reasonable, good faith assumptions and approximations concerning the application of 280G and Section 4999 of the Internal Revenue Code. EMPLOYER and EXECUTIVE shall furnish the Tax Advisor with such information and documents as the Tax Advisor may reasonably request in order to make its determinations and calculations under this Section 7. EMPLOYER shall bear all costs and expenses of the Tax Advisor.
8.Withholding. All payments under this Agreement shall be subject to applicable tax withholding, and EMPLOYER shall withhold from any payments under this Agreement all federal, state, and local taxes as the EMPLOYER is required to withhold pursuant to applicable law, and shall timely remit such withheld taxes to the appropriate governmental authority. EXECUTIVE shall bear all expenses of, and shall be solely responsible for, all federal, state, and local taxes due with respect to any payment received under this Agreement.
9.Confidential Information and Return of Property.
(a)For the purposes of this Agreement, “Confidential Information” means:
(i)All documents and information relating to the business of EMPLOYER, including without limitation technical or nontechnical data, programs, methods, techniques, processes, financial data, financial information, financial plans, financial projections, product plans, personnel data, price lists, and lists of actual or potential customers, that are not generally known to the public or competitors of EMPLOYER, regardless of whether such information is separately protectable at law or in equity as a trade secret.
(ii)All non-public information, reports and other written documentation and financial information obtained by EXECUTIVE about any customer of EMPLOYER during EXECUTIVE’s tenure with EMPLOYER.
(b)For purposes of this Section, “termination of EXECUTIVE’s employment” and any similar phrase shall mean termination or cessation of EXECUTIVE’s employment with EMPLOYER for any reason whatsoever, regardless of whether the termination of employment is instituted by EXECUTIVE or EMPLOYER and regardless of whether the termination is for Cause or with Good Reason or as a result of Disability or death.
(c)EXECUTIVE agrees that he will not, other than in performance of his duties for the EMPLOYER, disclose or divulge to any other person or entity, or use or exploit for his own benefit or for the benefit of any other person or entity, any Confidential Information of EMPLOYER for so long as such Confidential Information remains confidential. This prohibition shall apply both during EXECUTIVE’s employment and after termination of that employment, but only so long as such Confidential Information remains confidential.
(d)EXECUTIVE acknowledges and agrees that EMPLOYER has developed its Confidential Information through great effort, time, and expense and has taken reasonable steps to maintain the confidentiality of such information. EXECUTIVE acknowledges and agrees that EMPLOYER’s Confidential Information is necessary for EMPLOYER to compete with its competitors, has value to EMPLOYER, and is not generally known to the public or competitors of EMPLOYER.
(e)EXECUTIVE further acknowledges and agrees that the prohibitions against disclosure and use of Confidential Information recited herein are in addition to, and not in lieu of, any other rights or remedies that EMPLOYER may have available pursuant to the laws of the State of Tennessee to prevent the disclosure of trade secrets or other confidential or proprietary information, including but not limited to the Tennessee Uniform Trade Secrets Act, Tenn. Code Ann. § 47–25–1701, et. seq.
(f)At the time of EXECUTIVE’s termination or upon demand by EMPLOYER (whichever is sooner), EXECUTIVE shall promptly turn over to EMPLOYER all files, documents, business records, and computer programs of EMPLOYER; any lists of customers and/or prospective customers; promotional materials and reports; employee, independent contractor, and potential employee or independent contractor names and addresses; marketing information; contracts with customers, subcontractors, and others; customer correspondence; resumes of existing and potential employees and independent contractors; customer bids and proposals; books and records of EMPLOYER or EMPLOYER customer; customer systems documentation; information concerning talents and capabilities of customer personnel; other Confidential Information not listed herein; any other records, documents, and writings of any kind whatsoever of EMPLOYER or any EMPLOYER customer obtained during the course of EXECUTIVE’s employment; and all assets and property of any kind whatsoever that belong to EMPLOYER or any EMPLOYER customer. Further, EXECUTIVE shall not copy or record in any manner whatsoever the information contained in the foregoing materials, shall not erase or destroy the information contained in the foregoing materials, and shall turn over to EMPLOYER all copies or recordings of any kind whatsoever containing information derived directly or indirectly from the aforementioned materials.
10.Defend Trade Secrets Act of 2016 Notice. EXECUTIVE is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that EXECUTIVE will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. EXECUTIVE is further notified that if EXECUTIVE files a lawsuit for retaliation by EMPLOYER for reporting a suspected violation of law, EXECUTIVE may disclose EMPLOYER’s trade secrets to EXECUTIVE’s attorney and use the trade secret information in the court proceeding if EXECUTIVE: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.
11.Corporate Opportunity. During EXECUTIVE’s employment, EXECUTIVE shall submit to EMPLOYER all business, commercial and investment opportunities or offers presented to EXECUTIVE which relate to EMPLOYER’s business any time during EXECUTIVE’s employment (“Corporate Opportunities”). Unless approved by EMPLOYER, EXECUTIVE shall not accept or pursue, directly or indirectly, any Corporate Opportunities on EXECUTIVE’s own behalf or on behalf of any third party.
12.Vesting of Equity Awards Upon Change In Control. In the event of a Change In Control (as such term is defined in the Franklin Financial Network, Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan), all unearned and/or unvested stock options, restricted stock, and other equity awards granted by EMPLOYER to EXECUTIVE shall immediately and automatically become earned in full (to the extent not already earned) and/or shall automatically vest in full (to the extent not already vested), notwithstanding any earning and/or vesting metrics, schedules, or provisions in any other agreement or plan evidencing, governing, or related to such stock options, restricted stock, or other equity awards.
13.Forum Selection. Any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement shall be brought exclusively in a federal district court located in the Middle District of Tennessee, Nashville division or, if its subject matter jurisdiction requirements are not met, the state courts located in or for Williamson County, Tennessee. Each party hereby unconditionally and irrevocably consents to the jurisdiction of such courts and waives its rights to bring any action or proceeding against the other party except in such courts.
14.Governing Law. This Agreement, and the application or interpretation of this Agreement, shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to conflict of laws principles.
15.Remedies. In addition to all of the remedies otherwise available to EMPLOYER, including recovery from EXECUTIVE of monetary damages, EMPLOYER shall have the right to seek injunctive relief to restrain and enjoin any actual or threatened breach of the provisions of this Agreement and the right to seek other equitable relief All of EMPLOYER’s remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies. EXECUTIVE agrees and consents that EMPLOYER shall be entitled to injunctive relief, both preliminary and permanent, without bond or other security.
16.Entire Agreement. This Agreement and the Non-Compete and Non-Solicitation Agreement between EMPLOYER and EXECUTIVE of even date herewith (the “Non-Compete Agreement”) constitute the entire agreement between EMPLOYER and EXECUTIVE with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous oral or written agreements concerning EXECUTIVE’s employment with EMPLOYER.
17.Modification. This Agreement may not be modified or amended except by a written instrument setting forth such modification or amendment which is signed by the parties and specifically states that it modifies or amends this Agreement.
18.Non-Waiver. Any failure by a party at any time or from time to time to enforce or require strict compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition. No waiver will be enforceable unless embodied in a written instrument signed by the party charged with the waiver.
19.Severability. This Agreement is severable, such that the invalidity of any term of this Agreement shall not affect the validity of any other term. Any invalid term shall be subject to partial enforcement to the maximum extent permitted under applicable law.
20.Assignment; Binding Nature. EXECUTIVE may not assign, transfer, or delegate any of EXECUTIVE’s rights or obligations under this Agreement except with the prior written consent of EMPLOYER. EMPLOYER may not assign, transfer, or delegate any of EMPLOYER’s rights or obligations under this Agreement without the prior written consent of EXECUTIVE, except only that EMPLOYER may, without the consent of EXECUTIVE, assign, transfer, or delegate EMPLOYER’s rights or obligations under this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of EMPLOYER. This Agreement is binding upon each of the parties and his/its legal representatives, heirs, devisees, legatees, or other successors and assigns, and inures to the benefit of each of the parties and his/its permitted legal representatives, heirs, devisees, legatees, or other permitted successors and assigns (and thus a non-permitted successor or assign acquires no rights from the purported assignment).
21.Miscellaneous.
(a)Representation by Counsel. EXECUTIVE represents and warrants that he has been advised by EMPLOYER to retain legal counsel in connection with the preparation, negotiation, and execution of this Agreement, and that he has had adequate opportunity to do so.
(b)Notices. Any notice required under this Agreement (including notices relating to EXECUTIVE’s termination or resignation and notices of breaches or potential breaches of this Agreement) must be in writing and must be given either in person or by nationally recognized next business day delivery service electing, and being timely delivered for, next day business service, postage and any other costs prepaid, to the address of EMPLOYER as set forth below its signature line on the signature page to this Agreement (in the event of notice given by EXECUTIVE to EMPLOYER) or to the most recent mailing address for EXECUTIVE appearing in the records of EMPLOYER (in the event of notice given by EMPLOYER to EXECUTIVE), or to such other address as a party may furnish to the other. All notices required under this Agreement will be deemed received only upon actual receipt.
(c)Certain General Definitions. For purposes of this Agreement (and whether or not capitalized or underlined): (i) “applicable law” means each provision of any constitution, statute, law, ordinance, code, rule, regulation, decision, order, decree, judgment, or other official pronouncement of any governmental authority; (ii) “governmental authority” means any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or body; (iii) “parties” means each or all, as appropriate, of the persons who have executed and delivered this Agreement, and each defined term referring to a party also refers to each permitted successor or assign of such a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party any other successor or assign of such a party; and (iv) “person” means any individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a governmental authority.
(d)Certain Rules of Construction. For purposes of this Agreement: (i) “including” and any other words or phrases of inclusion will not be construed as terms of limitation, so that references to “included” matters will be regarded as non-exclusive, noncharacterizing illustrations; (ii) titles and captions of or in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions; (iii) whenever the context requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders; and (iv) acknowledging that the parties have participated jointly in the negotiation and drafting of this Agreement, if an ambiguity or question of intent or interpretation arises as to any provision in this Agreement, then the provision will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e)Counterparts. This Agreement may be executed in one or more counterparts, by original signature or facsimile, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument which is binding on all the parties, regardless whether all or some of the parties are signatories to the original or to a counterpart.
(f)Supercedes Any Other Employment Agreement. This Agreement supercedes any existing employment agreement or change of control agreement between the EXECUTIVE and EMPLOYER.
(g)Clawback. Notwithstanding anything in this Agreement to the contrary, the EMPLOYER retains the legal right to demand the return of any payments made to the EXECUTIVE under this Agreement (i) to the extent required by applicable law, or by any federal or state regulators of the EMPLOYER, or (ii) to the extent required by the Non-Compete Agreement.
(h)WAIVER OF JURY TRIAL. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL ACTION ARISING OUT OF OR RELATING TO A DISPUTE UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NEITHER SUCH PARTY NOR, IN THE CASE OF EMPLOYER, ANY OF ITS REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (III) SUCH PARTY MAKES THIS WAVIER VOLUNTARILY.
(i)Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.
(j)Non-Disparagement. EMPLOYER and EXECUTIVE agree that upon termination of this Agreement, unless required by law, court order, or a regulatory agency order or directive or in a deposition in a pending court case or agency action, (i) neither EMPLOYER nor its directors, officers, or employees shall disparage the EXECUTIVE or say or do anything that would reasonably be expected to have the effect of diminishing the reputation of the EXECUTIVE and (ii) EXECUTIVE shall not disparage EMPLOYER and shall not say or do anything that would reasonably be expected to have the effect of diminishing the reputation of EMPLOYER or its affiliates, officers, directors, or employees.
(k)Attorney Fees. The parties hereto agree that in the event of litigation involving or arising out of this Agreement, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party in such litigation an amount equal to its attorney fees, court costs, and expenses related to such litigation.

[Signatures on next page]
DULY EXECUTED and delivered by EXECUTIVE and EMPLOYER as of the Effective Date.

EXECUTIVE:   /s/ Lee M. Moss    Lee M. Moss

EMPLOYER:   FRANKLIN SYNERGY BANK

By: /s/ J. Myers Jones, III

Name: J. Myers Jones, III

Title: Chief Executive Officer

Address:

722 Columbia Avenue
Franklin, TN 37064

Copy to:

        Jan Carlson, Human Resources Manager

EMPLOYER:   FRANKLIN FINANCIAL NETWORK

By: /s/ J. Myers Jones, III

Name: J. Myers Jones, III

Title: Chief Executive Officer

Address:

722 Columbia Avenue
Franklin, TN 37064

Copy to:

        Jan Carlson, Human Resources Manager